EX-23.2

                              Malone & Bailey, PC
                          Certified Public Accountants
                        2925 Briarpark Dr., Suite 930
                             Telephone 713/266/0530
                                Fax 713/266/1815


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Tonga Capital Corp.
    Commission File #  000-50619

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Tonga Capital Corp., Inc. dated January 19, 2007.



                                      /s/ Malone & Bailey, PC
                                        ---------------------------------------
                                          Malone & Bailey, PC

Denver, Colorado
January 19, 2007